[Amended Form of Nonqualified Stock Option Agreement [1998 and 1995 Plans])


                             PLM INTERNATIONAL, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

         Pursuant to options granted on ___________ under the _______________ adopted by the Board of Directors of PLM International, Inc. on ________, and as amended on April 28, 1999 (the "Plan"), PLM INTERNATIONAL, INC., a Delaware corporation (hereinafter called "the Company"), and __________ (hereinafter called "Optionee") agree and acknowledge that the Optionee has a nonqualified stock option ( an "NQSO") to purchase _____ shares of the Company's common stock ("Common Shares") at the price of $_________ per share, and that this option:
(a) is granted under, and is subject to all the terms and conditions pertaining to stock options (other than those applicable only to incentive stock options) contained in the Plan, a copy of which is attached to, and incorporated by this reference into, this Nonqualified Stock Option Agreement (this "Agreement"); and
(b) is subject to the terms and conditions of this Agreement.

         This option shall expire at the close of business on ________ (the "Expiration Date"), unless it expires earlier upon the Optionee's ceasing to be an employee/director of the Company, as provided in the Plan.

         Subject to the terms and conditions of the Plan, this option is exercisable only in accordance with the attached Exercise Schedule. The applicable portion(s) of this option may be exercised by the Optionee in whole or, from time to time, in part, on and after the date(s) it or they become(s) exercisable under the Exercise Schedule, and at any time prior to the Expiration Date; provided, however, that the Optionee may not exercise this option with respect to less than 10 shares at any time, except that if at any time the number of shares remaining subject to this option is less than 10, the Optionee may exercise with respect to all such remaining shares. The Optionee shall pay cash for the shares with respect to which this option is exercised, unless the Company later decides to accept another form of consideration. Notwithstanding anything in this Agreement to the contrary, in the event an Optionee seeks to exercise options under the Plan, and after giving effect to such exercise, the number of Common Shares purchased pursuant to the exercise of options granted under the Plan and the [PLM International, Inc. Directors' 1995 Stock Option Plan, as amended (the "1995 Plan")][PLM International, Inc. 1998 Management Stock Option Plan, as amended (the "1998 Plan")], during the calendar year in which such option was exercised would exceed 416,880 Common Shares (the "Annual Maximum"), then

                  (a) the Company shall sell to the Optionee at the Exercise Price only that number of Common Shares which equals the amount, if any, by which (i) the Annual Maximum exceeds (ii) the number of Common Shares purchased pursuant to the exercise of options granted under the Plan and the [1995 Plan][1998 Plan] during the calendar year in which such option was exercised, and

                  (b) the Company shall pay to the Optionee an amount of cash equal to the number of Common Shares as to which exercise was sought but which were not purchasable as a result of the limitation set forth in clause (a) above multiplied by the excess of (i) the market price of the shares at close of business on the day prior to the date of such exercise over (ii) the Exercise Price, whereupon such option shall cease to be exercisable as to all Common Shares as to which exercise was sought.

         The Optionee understands that the tax consequences associated with this option and with Common Shares purchased under this option can be complex and can depend, in part, upon the Optionee's particular circumstances. The Optionee understands that, for example, the exercise of this option will under some circumstances result in the imposition of tax even before the Optionee resells the option Common Shares, and that under some circumstances it may be advisable for the Optionee to file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the exercise of this option. Accordingly, the Optionee should consult a tax adviser immediately, as there is a 30-day limit for filing such elections.

         If the Optionee ceases to be an employee/director of the Company for any reason (including death or disability) after the date of the grant of this option, the Company shall have the right to repurchase from the Optionee -- or his or her personal representative, heir, or legatee -- any Common Shares issued by the Company upon the exercise of this option for the same price per share that the Optionee paid to exercise this option (the price shown on page 1 of this Agreement); provided, however, that the Company's right of repurchase shall lapse as set forth in the attached Repurchase Rights Schedule.

         Lapse under the Repurchase Rights Schedule shall occur on a first-in-first-out ("FIFO") basis to the extent possible, and pro rata when application on a FIFO basis is not possible, to Common Shares with respect to which the Company's repurchase right has not previously lapsed. Thus if, when the Company's repurchase right with respect to a number of Common Shares lapses, the Optionee has exercised this option with respect to a cumulative number of Common Shares not exceeding the cumulative number of Common Shares with respect to which the Company's repurchase right lapses, the lapse shall apply to all of the Common Shares (a) with respect to which this option has previously been exercised and (b) to which no previous lapse has applied, as well as to (c) all Common Shares with respect to which this option shall later be exercised until the cumulative number of Common Shares with respect to which the Company's repurchase right shall have lapsed shall equal the cumulative amount of Common Shares with respect to which this option has been exercised. And, if, when a lapse occurs, the Optionee has exercised this option with respect to a cumulative number of Common Shares exceeding the cumulative number of Common Shares with respect to which the Company's repurchase right lapses, the lapse shall apply to the Common Shares with respect to which both (y) the Company's repurchase right has not already lapsed in a prior application of the principles of this paragraph, and (z) the option described in this Agreement was first exercised. If the number of Common Shares in a block of Common Shares with respect to which, under the principles of the two preceding sentences, a lapse of the Company's repurchase right would apply exceeds the number of Common Shares with respect to which the Company's repurchase right lapses, the Optionee may, within 30 days of the date as of which the lapse occurs, request the Company to, and the Company shall, issue new Common Share certificates, one in the number of Common Shares with respect to which the Company's repurchase right has lapsed, the other in the number of the remaining Common Shares in the block.

         The Company's repurchase right, if any, shall be binding on all successors and assigns of the Optionee. In exercising any right of repurchase the Company shall give the Optionee -- or his or her personal representative, heir, or legatee -- written notice of its intention to repurchase any Common Shares no later than the later of 10 days prior to the lapse of the Company's repurchase right with respect to such Common Shares or the date of the Optionee's termination of employment. The purchase price to be paid by the Company upon exercising its repurchase right with respect to any Common Share shall be paid within 30 days after notice to the Optionee -- or his or her personal representative, heir, or legatee -- of the Company's intent to exercise its repurchase right.

         The Optionee shall not sell, transfer, or otherwise dispose of the number of Common Shares, if any, which, at any time, continue to be subject to the Company's repurchase right.

         The Company may, in its discretion, cause the Common Share certificates issued to the Optionee to bear a legend that gives notice of the Company's repurchase right and of the Optionee's obligation not to transfer the Common Shares. Alternatively, or additionally, the Company may require that the Common Shares be placed in escrow until the Company's repurchase right with respect to the Common Shares evidenced by such certificates shall have lapsed.

                                       PLM INTERNATIONAL, INC.


                                       By:________________________________
Date:  _____________                   Its:________________________________

         The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement, including the Plan, a copy of which is attached.

                                                           --------------------
Date:  ________, 1998                                      Name:


Attachments:      (1) Exercise Schedule
                  (2) Repurchase Right Lapse Schedule
                  (3) 1998 Management Stock Compensation Plan

ATTACHMENT 1

                                EXERCISE SCHEDULE



         Subject to the terms and conditions set forth in the PLM International, Inc. Directors' 1995 Stock Option Plan, as amended][PLM International, Inc. 1998 Management Stock Compensation Plan, as amended], and in the Nonqulaified Stock Option Agreement of which this schedule is a part (the "Agreement"), the option granted in the Agreement shall become exercisable as follows:


If the  Optionee  continues  to [be  employed  by]       with respect to an initial or additional
[be a director of] the Company on such date,             number of shares equal
to the the option  shall become  exercisable  on         percentage shown below of the
                                                         total number of shares subject to the option
-------------------------------------------------        --------------------------------------------


____________                                                  33.33%

____________                                                  66.66%

____________                                                  100%



ATTACHMENT 2

                           REPURCHASE RIGHTS SCHEDULE

         Subject   to  the   terms  and   conditions   set  forth  in  the  [PLM
International, Inc. Directors' 1995 Stock Option Plan, as amended][PLM International, Inc. 1998 Management Stock Compensation Plan, as amended], and in the Nonqualified Stock Option Agreement of which this schedule is a part (the "Agreement"), the Company's right to repurchase shares issued upon the exercise of the option shall be as follows:


The Company's  repurchase right shall be on       with respect to a number of shares a
"FIFO" basis, as described in the Agreement       equal to the percentage  shown below
to which this schedule is attached,  on           of the total number of shares that would
                                                  be issued on maximum exercise of this option
---------------------------------------------     ---------------------------------------------

____________                                                  66%

____________                                                  33%

____________                                                  0%

